Exhibit 99.1

Kandi Technologies Reports First Quarter 2019 Financial Results

-Q1 revenue increased 116.8% YoY to $18.1 million

- Q1 off-road vehicles sales increased 169.8% YoY to $5.3 million

-Q1 gross margin increased to 17.4% compared to 16.1%

JINHUA, CHINA--(May 10, 2019) - Kandi Technologies Group, Inc. (the “Company,” “we” or “Kandi”) (NASDAQ GS: KNDI), today announced its financial results for the first quarter of 2019.

First Quarter Highlights

●	Total revenues increased 116.8% to $18.1 million for the first quarter of 2019, from $8.3 million for the same period in 2018.

●	Electric Vehicle (“EV”) parts sales increased 100.4% to $12.8 million for the first quarter of 2019, compared with $6.4 million in the same period in 2018.

●	Off-road vehicle revenues increased 169.8% to $5.3 million for the first quarter of 2019 compared with $2.0 million in the same period in 2018.

●	GAAP net loss for the first quarter of 2019 was $4.4 million, or $0.09 loss per fully-diluted share, compared with net income of $3.7 million, or $0.07 income per fully-diluted share in the same period in 2018.

●	Non-GAAP adjusted net loss[1], which excludes stock compensation expenses of $0.03 million and changes in the fair value of contingent consideration, which was a gain of $0.09 million, was $4.5 million in the first quarter of 2019, compared with non-GAAP net loss of $0.6 million for the same period of 2018. Non-GAAP adjusted loss per share[1] was approximately $0.09 loss per fully diluted share for the first quarter of 2019 compared with Non-GAAP adjusted loss per share[1] of $0.01 per fully diluted share for the same quarter in 2018.

●	The Company’s working capital surplus was $8.5 million as of March 31, 2019. Cash, cash equivalents and restricted cash totaled $8.4 million as of March 31, 2019.

1	Non-GAAP measures, including the Non-GAAP net income (loss) and Non-GAAP EPS are defined as the financial measures excluding the change of the fair value of contingent consideration and the effects of the stock compensation expense. We supply non-GAAP information because we believe it allows our investors to obtain a clearer understanding of our operations. Any non-GAAP measures should not be considered as a substitute for, and should only be read in conjunction with, measures of financial performance prepared in accordance with GAAP.

Mr. Hu Xiaoming, Chairman and Chief Executive Officer of Kandi, commented, “Total revenues in the first quarter increased 116.8%, which represents an incredible year-over-year growth. However, the Chinese government’s national subsidy policy adjustment during the first quarter coupled with the JV Company’s pending restructuring, which is taking place in order to maximize the JV Company’s ability to grow into a prominent company, has resulted in our modifying the JV Company’s business development plan with respect to its integration into Geely under Geely’s management as a primary shareholder. This transition period has directly impacted production and sales, causing a loss for the JV Company. Despite this transitional period, the JV Company has made many meaningful advances in the first quarter. In the beginning of the year, Kandi Jiangsu received an approval notice from Jiangsu Development and Reform Commission with respect to Kandi Jiangsu’s application to an annual capacity of 50,000 pure electric vehicles project. This approval gives Kandi Jiangsu a license to build the factory for EV manufacturing. In April, a team of EV industry experts from the Ministry of Industry and Information Technology and we are currently anticipating approval.”

“Additionally, Kandi has taken advantage of every available opportunity to get into the online ride-hailing market by signing cooperative agreements with several major industry players such as Zhejiang Ruibo, Caocao Zhuan Che, China Resources (Zhejiang), and Didi Chuxing to provide government-accredited EVs. We strongly believe that car-sharing is a promising area with significant room for growth, and that the Company’s continued efforts in laying the foundations for supplying government-accredited EVs to drive sales growth will allow us to regain our position as the leading electric vehicle products manufacturer in the market. Furthermore, the JV Company will be able to achieve faster growth with Geely’s corporate resources and branding profile. While the restructuring reduces Kandi’s equity stake in the JV company to 22%, we believe that the value of Kandi’s 22% equity ownership in the JV Company, following the restructuring, will far exceed Kandi’s original 50% equity in the future.” Mr. Hu concluded.

Net Revenues and Gross Profit

	1Q19	1Q18	Y-o-Y%
Net Revenues (US$mln)	$18.1	$8.3	116.8%
Gross Profit (US$mln)	$3.1	$1.3	113.6%
Gross Margin	17.4%	16.1%	-

Net revenues for the first quarter increased 116.8% compared to the same period last year. The increase in revenue was mainly due to the increase in EV parts sales during this quarter. The increase in EV parts sales was primarily due to the increased sales volume of battery packs.

Operating Income (Loss)

	1Q19	1Q18	Y-o-Y%
Operating Expenses (US$mln)	$3.2	$1.1	188.5%
Operating (Loss) Income (US$mln)	$(0.06)	$0.2	(124.5%)
Operating Margin	(0.3%)	2.9%	-

Total operating expenses in the first quarter were $3.2 million, compared with $1.1 million in the same quarter of 2018. The increase in total operating expenses was primarily due to increased general and administrative, which was $2.1 million in this quarter, compared with $0.4 million in the same quarter last year.

GAAP Net Income

	1Q19	1Q18	Y-o-Y%
Net (Loss) Income (US$mln)	$(4.4)	$3.7	(218.3%)
(Loss) earnings per Weighted Average Common Share Outstanding Basic	$(0.09)	$0.07	-
(Loss) earnings per Weighted Average Common Share Outstanding Diluted	$(0.09)	$0.07	-
Stock Compensation expenses	$0.03	$(1.6)	-
Change in fair value of contingent consideration	$(0.09)	$(2.7)	-
Non-GAAP net Loss	$(4.5)	$(0.6)	686.6%

Net loss was $4.4 million in the first quarter, compared with net income of $3.7 million in the same quarter of 2018. The decrease was primarily attributable to the increased share of loss of the JV Company compared to the same period of last year.

Non-GAAP net loss was $4.5 million, a 686.6% increase in loss in the first quarter of 2019 compared to net loss of $0.6 million in the same quarter of 2018. The increase in Non-GAAP net loss was primarily attributable to an increased share of loss of the JV Company from the JV Company compared to the same period of last year.

JV Company Financial Results

In this quarter, total revenue was $1.3 million as compared to $33.8 million for the quarter ended March 31, 2018.

The condensed financial income statement of the JV Company in the first quarter is as below:

	1Q19	1Q18	Y-o-Y%
Net Revenues (US$mln)	$1.3	$33.8	(96.3%)
Gross (Loss)Profit (US$mln)	$(0.02)	$5.6	(100.4%)
Gross Margin	(1.7%)	16.5%	-
Net (Loss) Income	$(20.2)	$1.0	(2076.4%)
% of Net revenue	(1606.5%)	3.0%	-

Kandi’s investments in the JV Company are accounted for under the equity method of accounting. Since loan to equity conversion in the JV Company resulting Kandi a 43.47% ownership was completed at end of this quarter and the transfer of 21.47% equity interests in the JV Company to a Geely affiliate has not been completed as of March 31, 2019, Kandi recorded 50% of the JV Company’s loss of $10.1 million for this quarter. After eliminating intra-entity profits and losses, Kandi’s share of the after tax loss of the JV Company was $9.9 million for the first quarter of 2019.

First Quarter of 2019 Conference Call Details

The Company has scheduled a conference call and live webcast to discuss its financial results at 8:00 A.M. Eastern Time (8:00 P.M. Beijing Time) on May 10, 2019. Mr. Hu Xiaoming, Chief Executive Officer of the Company, and Ms. Zhu Xiaoying, interim Chief Financial Officer of the Company, will deliver prepared remarks to be followed by a question and answer session.

The dial-in details for the conference call are as follows:

●	Toll-free dial-in number: +1-888-394-8218

●	International dial-in number: + 1-323-701-0225

●	Webcast and replay: http://public.viavid.com/index.php?id=134514

The live audio webcast can also be accessed by visiting Kandi's Investor Relations page on the Company’s website at http://www.kandivehicle.com. An archive of the webcast will be available on the Company’s website following the live call.

About Kandi Technologies Group, Inc.

Kandi Technologies Group, Inc. (KNDI), headquartered in Jinhua Economic Development Zone, Zhejiang Province, is engaged in the research, development, manufacturing, and sales of various vehicular products. Kandi conducts its primary business operations through its wholly-owned subsidiary, Zhejiang Kandi Vehicles Co., Ltd. ("Kandi Vehicles") and its subsidiaries, SC Autosports, LLC, the wholly-owned subsidiary of Kandi in the United States and Kandi Electric Vehicles Group Co., Ltd. (the “JV Company”). Kandi Vehicles has established itself as one of China's leading manufacturers of pure electric vehicle parts and off-road vehicles.

In 2013, Kandi Vehicles and Geely Group, China's leading automaker, jointly invested in the establishment of the JV Company in order to develop, manufacture and sell pure electric vehicle ("EV") products. As of March 31, 2019, Geely Group (including its affiliate) hold a 56.53%, and Kandi Vehicles holds 43.47% in the JV Company, pending a closing of a transfer of 22% of the equity interests of the JV Company from Kandi Vehicles to a Geely’s affiliate, resulting in Kandi Vehicles to hold 21.47% upon the closing. The JV Company has established itself as one of the driving forces in the development and the manufacturing of pure EV products in China.

More information about KNDI is available on the Company's corporate website at http://www.kandivehicle.com. The Company routinely posts important information on its website.

Safe Harbor Statement

This press release contains certain statements that may include "forward-looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on the SEC's website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Follow us on Twitter: @ Kandi_Group

Company Contact:

Ms. Kewa Luo

Kandi Technologies Group, Inc.

Phone: 1-212-551-3610

Email: IR@kandigroup.com

- Tables Below –

KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET

	March 31, 2019	December 31, 2018
	(UNAUDITED)
Current assets
Cash and cash equivalents	$3,327,013	$15,662,201
Restricted cash	5,134,661	6,690,870
Accounts receivable (net of allowance for doubtful accounts of $138,678 and $120,010 as of March 31, 2019 and December 31, 2018, respectively)	49,397,918	34,274,728
Inventories (net of provision for slow moving inventory of $829,523 and $840,701 as of March 31, 2019 and December 31, 2018, respectively)	27,223,890	21,997,868
Notes receivable	-	72,712
Notes receivable from the JV Company and related party	3,769,874	3,861,032
Other receivables	2,662,856	1,264,323
Prepayments and prepaid expense	10,864,614	11,136,408
Due from employees	2,522	1,001
Advances to suppliers	4,919,164	4,705,183
Amount due from the JV Company, net	61,060,228	67,683,462
Right - of - use asset	108,324	-
TOTAL CURRENT ASSETS	168,471,064	167,349,788

LONG-TERM ASSETS
Property, plant and equipment, net	82,341,986	82,045,923
Land use rights, net	11,954,930	11,749,728
Deferred taxes assets	11,461	8,204
Investment in the JV Company	126,492,405	128,929,893
Goodwill	29,087,159	28,552,215
Intangible assets	4,268,365	4,328,127
Other long term assets	5,708,341	5,865,386
TOTAL Long-Term Assets	259,864,647	261,479,476

TOTAL ASSETS	$428,335,711	$428,829,264

CURRENT LIABILITIES
Accounts payable	$114,345,244	$112,309,683
Other payables and accrued expenses	4,353,437	4,251,487
Short-term loans	31,291,443	30,539,236
Customer deposits	132,921	94,408
Notes payable	6,300,010	12,787,619
Income tax payable	2,046,046	3,471,366
Due to employees	8,595	28,473
Deferred income	1,362,082	1,340,605
Lease liability	108,324	-
Total Current Liabilities	159,948,102	164,822,877

LONG-TERM LIABILITIES
Long term bank loans	29,503,360	28,794,136
Deferred taxes liability	1,711,343	1,711,343
Contingent liability	7,167,000	7,256,000
Other long-term liability	-	622,034
Total Long-Term Liabilities	38,381,703	38,383,513

TOTAL LIABILITIES	198,329,805	203,206,390

STOCKHOLDER’S EQUITY
Common stock, $0.001 par value; 100,000,000 shares authorized; 56,004,502 and 55,992,002 shares issued and 52,580,841 and 51,484,444 outstanding at March 31,2019 and December 31,2018, respectively	52,581	51,484
Additional paid-in capital	258,377,036	254,989,657
Retained earnings (the restricted portion is $4,422,033 and $4,422,033 at March 31,2019 and December 31,2018, respectively)	(13,906,481)	(9,497,009)
Accumulated other comprehensive loss	(14,517,230)	(19,921,258)
TOTAL STOCKHOLDERS’ EQUITY	230,005,906	225,622,874

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$428,335,711	$428,829,264

KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND
COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	Three Months Ended
	March 31, 2019	March 31, 2018

REVENUES FROM UNRELATED PARTY, NET	16,334,963	5,732,463
REVENUES FROM THE JV COMPANY AND RELATED PARTY, NET	1,733,497	2,603,444

REVENUES, NET	18,068,460	8,335,907

COST OF GOODS SOLD	(14,932,023)	(6,989,956)

GROSS PROFIT	3,136,437	1,345,951

OPERATING EXPENSES:
Research and development	(537,433)	(757,298)
Selling and marketing	(618,003)	(748,225)
General and administrative	(2,039,528)	398,171
Total Operating Expenses	(3,194,964)	(1,107,352)

(LOSS) INCOME FROM OPERATIONS	(58,527)	238,599

OTHER INCOME (EXPENSE):
Interest income	252,404	942,993
Interest expense	(439,183)	(550,417)
Change in fair value of contingent consideration	89,000	2,680,179
Government grants	47,724	95,255
Gain from equity dilution in JV	4,365,390	-
Share of (loss) income after tax of the JV Company	(9,949,158)	795,055
Other income , net	474,390	22,977
Total other (expense) income, net	(5,159,433)	3,986,042

(LOSS) INCOME BEFORE INCOME TAXES	(5,217,960)	4,224,641

INCOME TAX BENEFIT (EXPENSE)	808,488	(496,646)

NET (LOSS) INCOME	(4,409,472)	3,727,995

OTHER COMPREHENSIVE INCOME
Foreign currency translation	5,404,028	7,465,240

COMPREHENSIVE INCOME	994,556	$11,193,235

WEIGHTED AVERAGE SHARES OUTSTANDING BASIC	51,565,287	50,643,423
WEIGHTED AVERAGE SHARES OUTSTANDING DILUTED	51,565,287	50,643,423

NET (LOSS) INCOME PER SHARE, BASIC	(0.09)	$0.07
NET (LOSS) INCOME PER SHARE, DILUTED	(0.09)	$0.07

KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended
	March 31, 2019	March 31, 2018

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(4,409,472)	$3,727,995
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	2,258,224	875,463
Assets impairments	(31,718)	-
Allowance for doubtful accounts	15,629	240,419
Deferred taxes	-	(308,406)
Share of (loss) income after tax of the JV Company	9,949,158	(795,055)
Gain from equity dilution in JV	(4,365,390)	-
Change in fair value of contingent consideration	(89,000)	(2,680,179)
Stock compensation cost	31,675	(1,615,706)

Changes in operating assets and liabilities, net of effects of acquisition:
(Increase) Decrease In:
Accounts receivable	(17,991,854)	12,343,813
Deferred taxes assets	-	(53,414)
Notes receivable	74,114	-
Notes receivable from the JV Company and related party	444,682	(5,015,238)
Inventories	(4,659,780)	265,800
Other receivables and other assets	(14,256,807)	752,017
Due from employee	(21,961)	(23,838)
Advances to supplier and prepayments and prepaid expenses	436,768	3,144,325
Advances to suppliers-long term	-	(3,712,576)
Amount due from the JV Company	(2,339,431)	(9,902,514)

Increase (Decrease) In:
Accounts payable	22,593,966	19,319,570
Other payables and accrued liabilities	5,459,852	(2,503,830)
Notes payable	(5,624,153)	(16,117,038)
Customer deposits	36,544	120,458
Income tax payable	(1,537,204)	(819,372)
Deferred income	(11,483)	1,670,173
Net cash used in operating activities	$(14,037,641)	$(1,087,133)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment, net	(300,704)	(109,160)
Purchases of land use rights and other intangible assets	-	(99,404)
Acquisition of Jinhua An Kao (net of cash received)	-	(3,699,801)
Purchases of construction in progress	-	(82,792)
Net cash used in investing activities	$(300,704)	$(3,991,157)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term bank loans	2,816,317	3,775,587
Repayments of short-term bank loans	(2,816,317)	(3,775,587)
Proceeds from notes payable	-	25,539,803
Repayment of notes payable	-	(28,607,869)
Net cash used in financing activities	$-	$(3,068,066)

NET DECREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(14,338,345)	(8,146,356)
Effect of exchange rate changes on cash	446,948	568,965
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF YEAR	22,353,071	16,110,496

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	8,461,674	8,533,105

SUPPLEMENTARY CASH FLOW INFORMATION
Income taxes paid	594,425	1,466,761
Interest paid	439,183	414,319

SUPPLEMENTAL NON-CASH DISCLOSURES:
Long term and short term Advances to suppliers transferred to Construction in progress	-	3,712,576
Settlement of due from the JV Company and related parties with notes receivable from related parties	10,586,387	20,337,201
Settlement of accounts receivables with notes receivable from unrelated parties	3,750,148	7,866
Settlement of other receivables with notes receivable from unrelated parties	2,001,067	-
Assignment of notes receivable from unrelated parties to supplier to settle accounts payable	5,751,215	7,866
Assignment of notes receivable from the JV Company and related parties to supplier to settle accounts payable	15,277,778	18,996,867
Assignment of notes receivable from the JV Company and related parties to supplier to settle other payable	6,166,252	-
Settlement of accounts payable with notes payables	2,488,735	786,581
Replacement of notes payables with accounts payable	3,631,566	-
Deferred tax changed to other comprehensive income	-	42,528

KANDI TECHNOLOGIES GROUP, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018

(UNAUDITED)

			Additional	Accumulated Other
	Common Stock		Paid-in	Retained	Comprehensive
	Shares	Par Value	Capital	Earnings	Income	Total
BALANCE AT JANUARY 1, 2018	48,036,538	$48,037	$233,055,348	$(3,802,310)	$(6,310,763)	$222,990,312
Stock issuance and award	2,972,337	2,972	19,099,556			19,102,528
Foreign currency translation					7,465,240	7,465,240
Net income				3,727,995		3,727,995

BALANCE AT MARCH 31, 2018	51,008,875	$51,009	$252,154,904	$(74,315)	$1,154,477	$253,286,075

BALANCE AT JANUARY 1, 2019	51,484,444	$51,484	$254,989,657	$(9,497,009)	$(19,921,258)	$225,622,874
Stock issuance and award	1,096,397	1,097	3,387,379			3,388,476
Foreign currency translation					5,404,028	5,404,028
Net loss				(4,409,472)		(4,409,472)

BALANCE AT MARCH 31, 2019	52,580,841	$52,581	$258,377,036	$(13,906,481)	$(14,517,230)	$230,005,906